Exhibit 99.2


                         FORM 4 JOINT FILER INFORMATION

          (Attachment to Form 4 in accordance with instruction 4(b)(v))

Check this box if no longer subject to Section 16: [ ]

Name and Address:                                 Moussescapade, L.P.
                                                  9 West 57th Street
                                                  Suite 4605
                                                  New York, NY 10019

Issuer and Ticker Symbol:                         RedEnvelope, Inc. [REDE]

Date of Earliest Transaction:                     5/25/04

Relationship to Issuer:                           Director (1)

Designated Filer:                                 Moussenvelope, L.L.C.

TABLE I INFORMATION
Title of Security:                                Common Stock
Transaction Date:                                 5/25/04
Transaction Code:                                 P
Securities Acquired:                              59,407
Acquired or Disposed:                             A
Price:                                            $8.25
Amount Beneficially Owned after Transaction:      787,067
Ownership Form:                                   I (1)


Signature:                              MOUSSESCAPADE, L.P.

                                        By: Moussescribe, its General Partner

                                        By: /s/ Charles Heilbronn
                                            ------------------------------
                                            Name:  Charles Heilbronn
                                            Title: President